                          REVOLVING LINE OF CREDIT NOTE

$2,381,000.00                                   Effective on the Conversion Date

     1. FOR VALUE  RECEIVED,  SOUTHWEST  IOWA  RENEWABLE  ENERGY,  LLC,  an Iowa
limited liability company (the "Borrower"),  hereby promises to pay to the order of AMARILLO  NATIONAL BANK (the "Bank"),  the principal sum of Two Million Three
Hundred Eighty One Thousand and No/100ths  ($2,381,000.00)  Dollars,  or so much thereof  as may be  advanced  to, or for the  benefit  of, the  Borrower  and be outstanding, with interest thereon, to be computed on each advance from the date of its  disbursement  as set  forth  herein  pursuant  to  that  certain  Credit
Agreement dated May 2, 2007, by and between the Borrower, the Bank and the other commercial, banking or financial institutions from time to time parties thereto, and  AgStar  Financial  Services,  PCA,  as agent  (the  "Agent")  (as it may be amended,  modified,  supplemented,  extended or restated from time to time,  the
"Credit  Agreement"),  and which remains  unpaid,  in lawful money of the United
States and immediately  available  funds.  This Revolving Line of Credit Note is issued  pursuant  to the terms and  provisions  of the Credit  Agreement  and is entitled  to all of the  benefits  provided  for in the  Credit  Agreement.  All capitalized  terms used and not defined herein shall have the meanings  assigned to them in the Credit Agreement.

     2. The outstanding  principal balance of this Revolving Line of Credit Note shall bear  interest  at a  variable  rate  determined  by Agent to be 295 basis points  above the LIBOR Rate in effect on the date of the first  Advance made to
Borrower under this  Revolving Line of Credit Note or as otherwise  provided for in the Credit  Agreement.  Notwithstanding  the foregoing,  the rate of interest under this  Revolving  Line of Credit Note shall be subject to adjusted by Agent pursuant to the  provisions of the Credit  Agreement and this  Revolving Line of
Credit Note.

     3. The "LIBOR Rate" (London Interbank Offered Rate) means the rate (rounded
upward  to  the  nearest   sixteenth  and  adjusted  for  reserves  required  on
Eurocurrency  Liabilities  (as  hereinafter  defined)  for banks  subject to FRB
Regulation D (as  hereinafter  defined) or required by any other  federal law or regulation), quoted by the British Bankers Association (the "BBA") at 11:00 a.m.
London time two Banking Days (as hereinafter defined) before the commencement of the  Interest  Period for the  offering  of U.S.  Dollar  deposits in the London interbank  market for an Interest Period of one month, as published by Bloomberg or another major information  vendor listed on BBA's official website.  "Banking
Day"  shall mean a day on which  Agent is open for  business,  dealings  in U.S.
Dollar deposits are being carried out in the London interbank market,  and banks are open for  business  in New York  City  and  London,  England.  "Eurocurrency
Liabilities"  has the meaning as set forth in FRB Regulation D. "FRB  Regulation
D" means  Regulation D as  promulgated  by the Board of Governors of the Federal
Reserve System, 12 C.F.R. Part 204, as amended from time to time.

     4. The rate of interest due hereunder  shall  initially be determined as of the Availability  Date and shall thereafter be adjusted,  as and when, the LIBOR
Rate changes.  All such  adjustments  to the rate of interest  shall be made and become  effective  as of the first day of the  month  following  the date of any change in the LIBOR Rate and shall remain in effect until and  including the day immediately  preceding the next such adjustment (each such day hereinafter being referred to as an "Adjustment Date"). All such adjustments to said rate shall be made and become  effective as of the Adjustment  Date, and said rate as adjusted shall remain in effect until and  including  the day

immediately  preceding the next  Adjustment  Date.  Interest  hereunder shall be computed on the basis of a year of three  hundred  sixty-five  (365)  days,  but charged for actual days principal is outstanding.

     5.  Notwithstanding  anything to the contrary in the Credit  Agreement  and this  Revolving  Line of Credit Note,  no advances  will be made to the Borrower under  this  Revolving  Line of  Credit  Note  until  the  Availability  Date as specified in the Credit Agreement.

     6. Beginning on the first (1st) day of the first  calendar month  following the  Availability  Date and continuing on the first (1st) day of each succeeding month  thereafter  until the Revolving  Line of Credit Loan Maturity  Date,  the
Borrower shall make monthly payments of accrued interest.

     7.  Borrower  agrees  to pay to the Agent  for the  account  of the Bank an
Unused  Commitment Fee on the average daily unused  portion of Bank's  Revolving
Line of Credit Commitment from the Availability Date until the Revolving Line of
Credit Loan Maturity Date at the rate of 0.35% per annum,  payable in arrears in quarterly  installments payable on the first (1st) day of each third month after the Availability Date.

     8. The  outstanding  principal  balance  hereof,  together with all accrued interest,  if not paid sooner, shall be due and payable in full on the 364th day from the Conversion Date (the "Revolving Line of Credit Loan Maturity Date").

     9. All payments and  prepayments  shall, at the option of the Agent for the account of the Bank, be applied first to any costs of collection,  second to any late charges, third to accrued interest and the remainder thereof to principal.

     10. This  Revolving  Line of Credit Note may be prepaid at any time, at the option of the Borrower, either in whole or in part, subject to the obligation of the Borrower to compensate the Bank for any loss, cost or expense as a result of such  prepayment as set forth in the Credit  Agreement.  This  Revolving Line of
Credit Note is subject to mandatory  prepayment,  at the option of the Agent, as provided in the Credit Agreement.

     11.  In  addition  to the  rights  and  remedies  set  forth in the  Credit
Agreement:  (i) if the Borrower fails to make any payment to Bank when due under this  Revolving  Line of Credit Note,  then at Agent's  option in each instance, such  obligation  or payment  shall bear  interest from the date due to the date paid at 2% per annum in excess of the rate of interest  that would  otherwise be applicable to such  obligation or payment  under this  Revolving  Line of Credit
Note; (ii) upon the occurrence and during the continuance of an Event of Default beyond any applicable  cure period,  if any, at Agent's option in each instance, the unpaid balances under this Revolving Line of Credit Note shall bear interest from the date of the Event of Default or such later date as Agent shall elect at
2% per annum in excess of the rate(s) of  interest  that would  otherwise  be in effect under the terms of this  Revolving  Line of Credit Note;  (iii) after the
Revolving Loan Maturity Date,  whether by reason of  acceleration  or otherwise, the unpaid  principal  balance of this Revolving Line of Credit Note  (including without limitation,  principal, interest, fees and expenses) shall automatically bear  interest  at 2% per  annum in excess of the rate of  interest  that  would otherwise  be in effect  under  this  Revolving  Line of Credit  Note.  Interest payable at the Default  Rate shall be payable from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

     12. If the Borrower fails to make any payment to Agent within ten (10) days of the due date thereof,  the Borrower shall pay, in addition to such amount,  a late charge equal to five percent (5%) of the amount of such payment.

     13.  This  Revolving  Line  of  Credit  Note is  secured  by,  among  other instruments,  a Mortgage,  Security  Agreement and Financing  Statement covering various parcels of real property,  fixtures,  and personal  property  located in
Pottawattamie  County,  Iowa.  In the  event  any such  security  is found to be invalid  for  whatever  reason as  provided  for in the Credit  Agreement,  such
invalidity  shall  constitute  an  event  of  default  hereunder.   All  of  the
agreements, conditions, covenants, provisions, and stipulations contained in the
Mortgage,  or any  instrument  securing this  Revolving  Line of Credit Note are hereby made a part of this  Revolving Line of Credit Note to the same extent and with the same  force and effect as if they were  fully set forth  herein.  It is agreed that time is of the essence of this Revolving Line of Credit Note.

     14. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the  outstanding  principal  balance  hereof plus accrued  interest hereon plus all other amounts due hereunder  shall,  at the option of the Agent, be  immediately  due and  payable,  without  notice or demand and Agent shall be entitled to exercise  all  remedies  provided in this  Revolving  Line of Credit
Note, the Credit Agreement, or any of the Loan Documents.

     15. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the Bank  shall have the right to set off any and all  amounts  due hereunder by the Borrower to the Bank against any  indebtedness or obligation of the Bank to the Borrower.

     16. The Borrower promises to pay all reasonable costs of collection of this
Revolving  Line of  Credit  Note,  including,  but not  limited  to,  reasonable attorneys'  fees paid or  incurred  by the Agent on account of such  collection, whether or not suit is filed with respect  thereto and whether or not such costs are paid or incurred, or to be paid or incurred,  prior to or after the entry of judgment.

     17. Demand,  presentment,  protest and notice of nonpayment and dishonor of this Revolving Line of Credit Note are hereby waived.

     18. This  Revolving  Line of Credit Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

     19. The Borrower  hereby  irrevocably  submits to the  jurisdiction  of any
Minnesota state court or federal court over any action or proceeding arising out of or relating to this Revolving  Lien of Credit Note, the Credit  Agreement and
any  instrument,  agreement  or  document  related  hereto or  thereto,  and the
Borrower hereby  irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court.
The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this Revolving Line of Credit Note shall affect the right of the Agent to bring any  action or  proceeding  against  the  Borrower  or its property in the courts of any other jurisdiction to the extent permitted by law.

                      {SIGNATURE PAGE TO FOLLOW THIS PAGE}

                                SIGNATURE PAGE TO
                          REVOLVING LINE OF CREDIT NOTE
                                   EXECUTED BY
                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC
                                       TO
                             AMARILLO NATIONAL BANK
                     DATED: EFFECTIVE ON THE CONVERSION DATE

                                     SOUTHWEST IOWA RENEWABLE ENERGY, LLC,
                                     an Iowa limited liability company

                                     By /s/ Mark Drake
                                        --------------------------------
                                              Mark Drake
                                              Its:  General Manager

                                     By /s/ Karol King
                                        --------------------------------
                                              Karol King
                                              Its:  Board Chairman